Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

Registration Statement Under

THE SECURITIES ACT OF 1933

GEOSOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Colorado	3585
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)

85-4106353	1400 16th Street, Ste 400, Denver, CO 80202
(IRS Employer I.D. Number)	(Address, including zip code, and telephone number including area of principal executive offices)

A. Stone Douglass

Chief Executive Officer

1400 16th Street, Ste 400,

Denver, CO 80202

720-932-8109

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.

Hart & Hart

1624 Washington Street

Denver, Colorado 80203

(303) 839-0061

As soon as practicable after the effective date of this Registration Statement

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☒

CALCULATION OF REGISTRATION FEE

		Maximum	Proposed
	Amount to	Offering	Maximum	Amount of
Title of each Class	be	Price per	Aggregate	Registration
of Securities to be Registered	Registered (1)	Share (2)	Offer Price	Fee (3)
Common Stock(1)	10,000,000	$0.01	$100,000	$10.91

(1)       Represents shares to be distributed to the shareholders of Fourth Wave Energy, Inc.

(2)       There is currently no market for the Issuer’s common stock. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities and Exchange Commission.

(3)       Previously paid.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

PROSPECTUS

GEOSOLAR TECHNOLOGIES, INC.

Common Stock

This Prospectus is being furnished to you as a shareholder of Fourth Wave Energy, Inc. (“FWAV”) in connection with the planned distribution (the “Spin-Off” or the “Distribution”) by FWAV to its shareholders of shares of the common stock of GeoSolar Technologies, Inc. (the “Company,” “we,” “our,” or “us”).

At the time of the Spin-Off, FWAV will distribute approximately 10,000,000 shares of our outstanding shares of common stock held by it (subject to change prior to the record date of the Spin-Off) on a pro rata basis to the holders of FWAV’s common stock. Each four shares of FWAV’s common stock outstanding as of [____], Mountain Time, on [____], 2021, the record date for the Spin-Off (the “Record Date”), will entitle the holder to one share of our common stock. The Spin-Off will be made in book-entry form by Empire Stock Transfer, our Transfer Agent. Fractional shares of common stock will be distributed in connection with the Spin-Off except for shareholders who hold stock in "street name" at Depository Trust Company (since Depository Trust Company does not accept fractional shares). As of the date of this prospectus, approximately ___ shareholders hold their shares at Depository Trust Company and will receive cash in lieu of fractional shares. We expect to pay these shareholders $___ for each fractional share they would otherwise own, or approximately $___ in total.

The Spin-Off will be effective as of   [___], Mountain Time, on [___], 2021. Immediately after the Spin-Off, we will be an independent public company.

The shareholders of FWAV are not required to vote on or take any other action in connection with the Spin-Off. FWAV shareholders will not be required to pay any consideration for the common stock they receive in the Spin-Off, and they will not be required to surrender or exchange their shares of FWAV’s common stock or take any other action in connection with the Spin-Off.

There is currently no public market for our common stock. We have not sought to be traded on any exchange or on NASDAQ. However, we anticipate that our common stock will trade on the OTC Market Group platform after the Spin-Off.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

In reviewing this Prospectus, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 3 of this Prospectus.

The date of this Prospectus is [_______], 2021.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. When used in this prospectus, the words “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend,” “expect” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, without limitation, the statements regarding our strategy, future plans for development and production, future expenses and costs, future liquidity and capital resources, and future dividends. All forward-looking statements in this prospectus are based upon information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties and there can be no assurance that such statements will prove to be accurate. Our actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Risk Factors section of this prospectus.

In addition to the specific factors identified under the Risk Factors section of this prospectus, other uncertainties that could affect the accuracy of forward-looking statements include:

•	Technological changes in the solar energy industry;

•	Our operating costs and other costs of doing business;

•	Access to and availability of materials, equipment, supplies, labor and supervision, power and water;

•	Results of current and future feasibility studies;

•	The level of demand for our solar energy systems;

•	Changes in our business strategy, plans and goals;

•	Acts of God such as floods, earthquakes, and any other natural disasters; and

•	The impact of the COVID-19 Coronavirus.

This list, together with the factors identified in the Risk Factors section of this prospectus, is not exhaustive of the factors that may affect any of our forward-looking statements. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations, and opinions only as of the date of this prospectus. We do not intend to update these forward-looking statements except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

1

PROSPECTUS SUMMARY

This summary highlights certain information about GeoSolar Technologies, Inc. (the “Company,” “we,” “our,” or “us,”) and information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider to fully understand the Spin-Off and its consequences to you. You should read this entire prospectus carefully.

This Prospectus is being furnished to you as a shareholder of Fourth Wave Energy, Inc. (“FWAV”) in connection with the planned Spin-Off by FWAV to its shareholders of shares of our common stock. At the time of the Spin-Off, FWAV will distribute approximately 10,000,000 shares of our common stock held by it (subject to change prior to the record date of the Spin-Off) on a pro rata basis to the holders of FWAV’s common stock. Each four shares of FWAV’s common stock held by a FWAV shareholder as of [____], Mountain Time, on [____], 2021, the record date for the Spin-Off (the “Record Date”), will entitle the holder to one share of our common stock.

See the section of this prospectus captioned “The Spin-Off” for further information.

Overview

We were incorporated in Colorado on December 2, 2020. We plan to install natural energy systems, referred to as the GeoSolar Plus System (the “GSP system”) in newly built and existing residences as well as green new apartments and commercial buildings. The GSP System is based on combining solar power, geothermal ground sourced energy and other clean energy technologies into one fully integrated system.

The GSP system is designed to significantly reduce energy consumption and associated carbon emissions and improve the atmospheric and indoor air quality in residences.

On March 9, 2021 Fourth Wave Energy, Inc. sold the GSP system to us for up to 10,000,000 shares of our common stock. We also assumed all liabilities (approximately $380,000) associated with seven consulting agreements previously signed by Fourth Wave. Although these consulting agreements have since expired, we still owe $380,000 to the former consultants.

Pending the effectiveness of a registration statement which we have filed with the Securities and Exchange Commission in connection with the Spin-Off, of which this prospectus is a part, up to 10,000,000 shares of our common stock will be distributed to Fourth Wave shareholders on the basis of one share of our common stock for every four outstanding Fourth Wave shares. The exact number of shares to be distributed to the shareholders of Fourth Wave will depend on the number of Fourth Wave's outstanding shares on the record date for the Spin-Off.

Between January 1, 2021 and the date of this prospectus, we sold 31,900,000 shares of our common stock to 70 private investors for $0.0001 per share.

Between January 1, 2021 and the date of this prospectus, we sold 25.75 Units at a price of $20,000 per Unit to 19 private investors. Each Unit consisted of 100,000 shares of our common stock and 50,000 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $2.00 per share at any time on or before December 31, 2024.

Fourth Wave currently plans to be involved in the business of installing solar roof tiles on residential homes. Prior to this line of business Fourth Wave was involved with a number of business, and with the exception of our Company (which is being spun-off to the shareholders of Fourth Wave) all of which were unsuccessful and which were abandoned.

As of the date of this prospectus we had installed one GSP system. The one GSP system we installed was to test the system in a "live" environment and the amount we received for installing the system was credited to research and development expenses.

Our principal executive offices are located at 1400 16th Street, Ste 400, Denver, CO 80202 and our telephone number is 720-932-8109.

2

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or "JOBS Act.” An Emerging Growth Company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	a requirement for quarterly and annual reports filed with the U.S. Securities and Exchange Commission (“SEC”) to have only two years of audited financial statements and only two years of related management’s discussion and analysis;

•	reduced disclosure concerning executive compensation arrangements;

•	exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have utilized some of these exemptions in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act provides that an emerging growth company utilize the extended transition period provided in Section 7(a)(2)(b) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which annual gross revenue equals or exceeds $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

3

RISK FACTORS

The price of our common stock may be materially affected by a number of risk factors, including those summarized below:

The Company has only a limited operating history with respect to its new business and may never be profitable.

Since the Company only recently began its new business, it is difficult for potential investors to evaluate the Company’s future prospectus. The Company will need to raise enough capital to be able to fund its operations. There can be no assurance that the Company will be profitable or that the Company's securities will have any value.

Any forecasts the Company makes concerning its operations may prove to be inaccurate. The Company’s prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development.

As of the date of this prospectus the Company had installed one GSP system. The one GSP system we installed was to test the system in a "live" environment and the amount we received for installing the system was credited to research and development expenses. There can be no assurance that the Company will generate any material revenue from the sale of the Company's GSP systems.

We have a history of losses and have not generated revenue.

During the period ended December 31, 2020, we had a net loss of $5,000. During the three months ended March 31, 2021, we had a net loss of $1,762,299. Since our inception (December 2, 2020) through March 31, 2021 we have not generated revenue. There can be no assurance that we will ever be profitable.

The Company needs capital to implement its business plan.

The Company needs capital in order to operate. The Company will not receive any capital from this offering and as a result, will need to raise the capital it needs in future offerings of its securities. The Company does not know what the terms of any future capital raising may be, but any future sale of the Company’s equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of the Company's common stock, should be a public market ever develop for the Company's common stock. The failure of the Company to obtain the capital which it requires may result in the slower implementation of the Company’s business plan.

Expiration of Tax Credits

The sale of solar and geothermal energy system has benefitted from federal investment tax credits which lowers the effective cost of these systems to homeowners. However, these tax credits are set to expire in 2024. Although there is hope that these tax credits will be extended, there can be no assurance that they will be extended in which case the net cost of the GSP system to the homeowner will increase significantly.

Our business and results of operations are dependent on the availability, skill and performance of subcontractors.

We will use subcontractors to install our GSP systems. Accordingly, the timing and quality of our installations will depend on the availability and skill of our subcontractors. While we anticipate being able to obtain sufficient materials and reliable subcontractors, we do not have any contractual commitments with any subcontractors, and we can provide no assurance that skilled subcontractors will be available at reasonable rates. The inability to contract with skilled subcontractors at reasonable rates on a timely basis could have a material adverse effect on our business.

4

We may discover that our subcontractors have engaged in improper construction practices or have installed defective materials. When we discover these issues, we will use other subcontractors to make repairs as required by law. The costs of repairs in these instances may be significant and we may be unable to recover the costs of repairs from subcontractors, suppliers and insurers, which could have a material impact on our business. We may also suffer damage to our reputation from the actions of subcontractors, which are beyond our control.

The clean energy industry is highly competitive and if our competitors are more successful or offer better value to our customers, our business could decline.

We will operate in a very competitive environment. Additionally, there are relatively low barriers to entry into our business. We will compete with large national and regional companies, almost all of which have greater financial and operational resources than we have, and with smaller local companies. We may be at a competitive disadvantage with regard to certain large national and regional competitors whose operations are more geographically diversified than ours, as these competitors may be better able to withstand any regional economic downturn. All of our competitors have longer operating histories and longstanding relationships with subcontractors and suppliers. This may give our competitors an advantage in marketing their products and securing materials and labor at lower prices.

If we are unable to compete effectively, our results of operations and financial condition will be adversely affected. We can provide no assurance that we will be able to compete successfully.

We will be subject to warranty and liability claims arising in the ordinary course of business that can be significant.

We will be subject to construction defect, product liability and home and other warranty claims, including moisture intrusion and related claims, arising in the ordinary course of business. These claims are common to the construction industry and can be costly. There can be no assurance that the installation of our GSP systems will be free from defects once completed and any defects attributable to us may lead to significant contractual or other liabilities. We will maintain, and require our subcontractors to maintain, general liability insurance (including construction defect and bodily injury coverage) and workers’ compensation insurance and generally seek to require our subcontractors to indemnify us for liabilities arising from their work. While these insurance policies, subject to deductibles and other coverage limits, and indemnities protect us against a portion of our risk of loss from claims related to our activities, we cannot provide assurance that these insurance policies and indemnities will be adequate to address all our warranty, product liability and construction defect claims in the future, or that any potential inadequacies will not have an adverse effect on our business. Additionally, the coverage offered by and the availability of general liability insurance for construction defects are currently limited and costly. We cannot provide assurance that coverage will not be further restricted, increasing our risks and financial exposure to claims, and/or become costlier.

Potential competitors could duplicate our business model.

There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names at this time. As a result, potential competitors could duplicate our business model with little effort. Although we plan to file for federal patent protection on the GSP system, there are no assurances the patents will be issued.

We may not be able to effectively manage our growth, which would impair our results of operations.

The Company intends to expand the scope of its operating activities significantly. If the Company is successful in executing its business plan, it will experience business growth that could place a significant strain on operations, finances, management, and other resources.

The ability to effectively manage growth may require the Company to substantially expand the capabilities of administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that the Company will be successful in recruiting and retaining new employees or retaining existing employees.

The Company cannot provide assurances that management will be able to manage this growth effectively. The failure to successfully manage growth could materially adversely affect its business, financial condition or results of operations.

The Company is dependent on its management and the loss of any of its officers could harm the Company’s business.

5

The Company’s future success depends largely upon the experience, skill, and contacts of the Company’s officers. The loss of the services of these officers may have a material adverse effect upon the Company’s business.

We may face business disruption and related risks from the recent pandemic of the novel coronavirus 2019 (COVID-19) which could have a material adverse effect on our business.

Our business could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. The spread of SARS CoV-2 from China to other countries has resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020.  International stock markets reflect the uncertainty associated with the slow-down in the economy. The reduced levels of international travel experienced since the beginning of January and the significant declines in the Dow Industrial Average were largely attributed to the effects of COVID-19. We are still assessing the impact COVID-19 may have on our business, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-019 or its consequences, including downturns in business sentiment generally or in our sector in particular.  The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

We may become subject to litigation, which could materially and adversely affect us.

In the future, we may become subject to litigation or enforcement actions, including claims relating to our operations, securities offerings and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact our earnings and cash flows. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, expose us to increased risks that would be uninsured, and materially and adversely impact our ability to attract directors and officers.

As of the date of this prospectus there was no public market for our common stock.

As a result, you may be unable to sell your shares of our common stock.

.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity for our common stock if and when it is publicly-traded.

Trades of the Company’s common stock, should a market ever develop, may be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

You may have difficulty depositing your shares with a broker or selling shares of our common stock which you acquire in this offering.

Many securities brokers will not accept securities for deposits and will not sell securities which:

•         are considered penny stocks or

•         trade in the over-the-counter market

6

Further, for a securities broker which will, under certain circumstances, sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors in this offering may have difficulty selling shares of our common stock.

We are an Emerging Growth Company, subject to less stringent reporting and regulatory requirements of other publicly held companies and this status may have an adverse effect on our ability to attract interest in our common stock.

We are an Emerging Growth Company as defined in the JOBS Act. As long as we remain an Emerging Growth Company, we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

We were incorporated in Colorado on December 2, 2020. Since our inception and through December 31, 2020 we had only limited operations. As a result, a discussion of our results of operations for the period ended December 31, 2020 would not be meaningful.

Between January 2021 and the date of this prospectus, we sold 31,900,000 shares of our common stock to a group of private investors for $0.0001 per share.

Between January 2021 and the date of this prospectus, we sold 25.75 Units at a price of $20,000 per Unit to a group of private investors. Each Unit consists of 100,000 shares of our common stock and 50,000 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $2.00 per share at any time on or before December 31, 2024.

We received $518,190 from the sale of the common stock and Units described above. We used the proceeds from the sale of these securities to pay the costs of installing our first GSP system and for operating expenses.

As of the date of this prospectus we had installed one GSP system and had contracts, which will provide us with gross revenue of approximately $150,000, for the installation of other GSP systems. The one GSP system we installed was to test the system in a "live" environment and the amount we received for installing the system was credited to research and development expenses.

Results of operations

Three months ending March 31, 2021

General and Administrative Expense

General and administrative expense was $1,739,408 during the three months ended March 31, 2021. The increase in general and administrative expense was mainly attributable to an increase of $1,142,489 for stock based compensation and $379,850 in consulting fees related to the acquisition of GeoSolar Plus System.

7

Research and Development Expense

Research and development expense was $22,891 for the three months ended March 31, 2021. The expenses incurred during the period were related to product development. We expect to incur increased research and development costs in the future as our product development activities expand.

Period from December 2, 2020 (inception) through December 31, 2020

General and Administrative Expense

General and administrative expense was $5,000 for the period from December 2, 2020 (inception) to December 31, 2020.

Off-Balance Sheet Arrangements

None.

Contractual Obligations

As of December 31, 2020, and the date of this prospectus, we did not have any material capital commitments.

Significant Accounting Policies

For a discussion of our significant accounting policies please see Note 2 to the audited financial statements included as part of this prospectus.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions. The following discussion pertains to accounting estimates management believes are most critical to the presentation of our financial position and results of operations that require management’s most difficult, subjective, or complex judgments.

8

BUSINESS

We were incorporated in Colorado on December 2, 2020. We acquired all rights to the GSP system on March 9, 2021 from Fourth Wave Energy, Inc ("FWAV") in return for the issuance of up to 10,000,000 shares of our common stock to FWAV. FWAV plans to distribute (“Spin-Off”) these shares to its shareholders on the basis of one share of our common stock for every four shares held by a Fourth Wave shareholder.

We also assumed all liabilities (approximately $380,000) associated with seven consulting agreements previously signed by FWAV. The agreements with the consultants generally provided that the consultants would advise FWAV in matters concerning the development of natural energy systems, referred to as the "GSP system", in newly built and existing residences as well as new apartments and commercial buildings. Although these consulting agreements have since expired, we still owe $380,000 to the former consultants.

Pursuant to a Separation Agreement with FWAV, we have agreed that, until the date of this prospectus, we will not issue any additional shares of our common stock except in connection with a bona fide financing.

Solar Energy Overview

Solar power is energy from the sun that is converted into thermal or electrical energy. Solar energy is the cleanest and most abundant renewable energy source available. Solar technologies can harness this energy for a variety of uses, including generating electricity, providing light or a comfortable interior environment, and heating water for domestic, commercial, or industrial use.

There are three main ways to harness solar energy: photovoltaic, solar heating and cooling, and concentrating solar power. Photovoltaics generate electricity directly from sunlight via an electronic process and can be used to power anything from small electronics such as calculators and road signs up to homes and large commercial businesses. Solar heating and cooling (SHC) and concentrating solar power (CSP) applications both use the heat generated by the sun to provide space or water heating in the case of SHC systems, or to run traditional electricity-generating turbines in the case of CSP power plants.

Solar energy is a very flexible energy technology: it can be built as distributed generation (located at or near the point of use) or as a central-station, utility-scale solar power plant (similar to traditional power plants). Both of these methods can also store the energy they produce for distribution after the sun sets, using new solar and storage technologies.

In the last decade alone, solar has experienced an average annual growth rate of 48%. Thanks to strong federal policies like the solar Investment Tax Credit, rapidly declining costs, and increasing demand across the private and public sector for clean electricity, there are now nearly 78 gigawatts (GW) of solar capacity installed nationwide, enough to power 14.5 million homes.

The cost to install solar has dropped by more than 70% over the last decade, leading the industry to expand into new markets and deploy thousands of systems nationwide. Prices as of Q4 2019 are at their lowest levels in history across all market segments. An average-sized residential system has dropped from a pre-incentive price of $40,000 in 2010 to roughly $18,000 today.

Solar has ranked first or second in new electric capacity additions in each of the last years. In 2019, 40% of all new electric capacity added to the grid came from solar, the largest such share in history. Solar's increasing competitiveness against other technologies has allowed it to quickly increase its share of total U.S. electrical generation - from just 0.1% in 2010 to more than 2.5% today.

Homeowners and businesses are increasingly demanding solar systems that are paired with battery storage. While this pairing is still relatively new, the growth over the next five years is expected to be significant. By 2025, more than 25% of all behind-the-meter solar systems will be paired with storage, compared to under 5% in 2019.

9

The residential solar market experienced a record year in 2019 as costs continued to fall and solar expanded into more state markets. While California had its strongest year ever due to the emergence of solar storage as a remedy for disruptive power shutoffs, emerging markets also enjoyed strong growth. Future growth is expected across the country as prices continue to fall and combined solar + storage systems become increasingly viable.

GSP System

The GSP system is based on combining solar power and other energy efficient technologies into one fully integrated system. The GSP system is designed to significantly reduce energy consumption and associated carbon emissions in residences and commercial buildings.

The GSP system is:

•	Powered by solar photovoltaics and is managed with direct current advanced energy management controls

Uses:

•	Geothermal ground soured heating and cooling
°	Efficient HVAC;
°	LED lighting;
°	Solar energy for hot water heating;
°	Improved insulation; and
°	Advanced air filtration and ventilation.

We plan to use a national network of home improvement contractors throughout the US to market and install the GSP system directly to homeowners. GST will retain the rights to the sales and installation of the System in the state of Colorado

We plan to use independent subcontractors to replace a home’s existing heating and air conditioning system with the GSP system. We estimate that the removal of an existing HVAC system and the installation of the GSP system will cost approximately $39,000 after tax credits and require approximately 20 days to complete.

It is believed the installation of the GSP system will result in a more valuable, cleaner and healthier home and is highly economic for the homeowner.

We believe the GSP system represents an important advancement in the way homes are cooled, heated and powered and that the market for the GSP system will be substantial.

A rendering of the GSP system follows:

10

11

Other Information

As of the date of this prospectus, we had five employees. It is expected that we will expand our management team significantly upon the receipt of the proceeds from this offering.

Our offices are located at 1400 16th Street, Ste 400, Denver, CO 80202 under a renewable month to month lease at a cost of approximately $500 per month.

As of the date of this prospectus we were in the development stage.

MANAGEMENT

Officers and Directors

Name	Age	Position
A. Stone Douglass	73	Chief Executive, Financial, and Accounting Officer and a Director

Mr. Douglass has been the Chief Executive Officer and a Director of the Company since December, 2020. Mr. Douglass has been the:

•	Chief Financial Officer and a Director of David Kind, Inc., a Venice, California based online eyewear brand, since June 2013.

•	Chairman and Chief Executive Officer of Sealand Natural Resources, Inc., a manufacturer and purveyor of Sealand Birk birch water and other alternative beverages, since March 2016.

•	Chief Financial Officer and a Director of P5 Systems, Inc., a San Diego based technology platform known as the Craig's List of cannabis, servicing the legal cannabis value chain, since March 2018.

•	Chief Executive Officer of Empire Global Gaming, Inc., a Long Island, N.Y. based owner of gambling games and gaming applications, since December 2018.

Between July 2011 and December 2013 Mr. Douglass was the Chief Executive Officer of Ryderz Compound, Inc., a Carlsbad, California based action sports retailer. Ryderz was sold to Pacific Vector, Inc. in 2013. In 2014, Pacific Vector, Inc. filed for bankruptcy.

Between April 2008 and December 2010 Mr. Douglass was the Chief Executive Officer of RedEnvelope, Inc. a San Francisco based online gift site. Mr. Douglass was brought in to take RedEnvelope through bankruptcy. RedEnvelope filed a Chapter 11 bankruptcy petition on April 17, 2008 and was later sold to another online site. The creditors of RedEnvelope received 75% of the amounts owed to them by RedEnvelope.

Between September 2014 and May 2017 Mr. Douglass was the manager of HL Brands, LLC, a private firm manufacturing and selling apparel under the POPaganda brand and watches and bags under the Flud brand.

Between September 2014 and May 2017 Mr. Douglass was the Chairman of Artec Global Media, Inc., a publicly traded (ACTL:OTC Pink) media company.

We believe Mr. Douglass is qualified to act as a director based upon his knowledge of business practices and, in particular, the regulations relating to public companies.

Mr. Douglass is not independent as that term is defined in Section 803 of the NYSE American Company Guide.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until their successors are elected or appointed. Our officers are appointed by our board of directors and serve at the discretion of the board.

12

We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Directors, to the extent required. Our Directors believe that the cost of associated with such committees, has not been justified under our current circumstances. During the period from December 2, 2020 (inception) through December 31, 2020 we did not compensate any person for serving as an officer or a director.

Our Board of Directors has the ultimate responsibility to evaluate and respond to risks facing us. Our Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with our officers.

We have not adopted a Code of Ethics which is applicable to our principal executive, financial, and accounting officers and persons performing similar functions since we only have one executive office.

Holders of our common stock can send written communications to our entire Board of Directors, or to one or more Board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to our corporate office. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

A security holder communication not sent to the Board of Directors as a whole is not relayed to Board members which did not receive the communication.

Executive Compensation

Our executive officers will be compensated through the following three components:

•	Base Salary

•	Short-Term Incentives (cash bonuses)

•	Long-Term Incentives (equity-based awards)

•	Benefits

13

These components provide a balanced mix of base compensation and compensation that is contingent upon our executive officer’s individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. We want to ensure that the compensation programs are appropriately designed to encourage executive officer retention and motivation to create shareholder value. We believe that our shareholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive but fair.

Base Salaries

Base salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other publicly traded mining companies of comparable size. The executive officer’s respective responsibilities, experience, expertise, and individual performance are considered.

Short-Term Incentives

Cash bonuses may be awarded at the sole discretion of the Board of Directors based upon a variety of factors that encompass both individual and company performance.

Long-Term Incentives

Equity incentive awards help to align the interests of our employees with those of our shareholders.   Equity based awards are made under our Equity Incentive Plan. Options are granted with exercise prices equal to the closing price of our common stock on the date of grant and may be subject to a vesting schedule as determined by the Board of Directors who administer the plan.

We believe that grants of equity-based compensation:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide focus, motivation, and retention incentive; and

•	provide competitive levels of total compensation

In addition to cash and equity compensation programs, executive officers participate in the health and welfare benefit programs available to other employees.

Equity Incentive Plan

We have an Equity Incentive Award Plan (the “Plan”) that reserves shares of common stock for issuance to plan participants in the form of incentive and non-qualified stock options, stock appreciation rights (“SARs”), and stock grants and units.  Each stock option awarded allows the holder to purchase one share of our common stock. The number of shares reserved for issuance under the Plan is equal to 15% of our outstanding shares of common stock as of the end of each calendar quarter.

The Plan is administered by our Board of Directors (or any committee subsequently appointed by the Board) and is vested with the authority to interpret the provisions of the Plan and supervise the administration of the Plan. In addition, the Board is empowered to select those persons who will participate in the Plan, to determine the number of shares subject to each award and to determine when, and upon what conditions, awards granted under the Plan will vest, terminate, or otherwise be subject to forfeiture and cancellation. The terms and conditions of any awards issued, including the price of the shares underlying each award are governed by the provisions of the Plan and any agreements with the Plan participants.

Incentive Stock Options

All of our employees are eligible to be granted incentive stock options pursuant to the Plan. Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

14

The exercise price of each option cannot be less than 100% of the fair market value of our common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

The total fair market value of the shares of common stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

At the discretion of the Board of Directors, options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than 10% of our common stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plans be exercisable by its terms after the expiration of ten years from the date of grant.

Non-Qualified Stock Options

Our employees, directors and officers, and consultants or advisors are eligible to receive non-qualified stock options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our common stock.

At the discretion of our Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable.

Stock Appreciation Rights

SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Board on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash, stock, or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Board approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Restricted Stock

A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Board (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Board, which might include the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Restricted Stock Units ("RSU")

An RSU award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment or service of the participant until a specified date. Participants holding restricted stock units have no rights as a shareholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.

Stock Grants

A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Board) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Board. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

15

Stock Units

A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Other Information Regarding the Plan

In the discretion of the Board, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan and any options granted pursuant to the Plan or will be forfeited if the "vesting" schedule established by the Board administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain as our employee or the period of time a non-employee must provide services to us. At the time an employee ceases working for us (or at the time a non-employee ceases to perform services for us), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board payment for the shares of common stock underlying options may be paid through the delivery of shares of our common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. The exercise may be made through a "cashless" exercise or a combination of cash and shares of common stock at the discretion of the Board.

Awards are generally non-transferable except upon death of the recipient. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

Our Board of Directors may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted.

As of the date of this prospectus, we had not issued any options, shares of common stock, or other awards pursuant to the Plan.

Compensation Table

The following table sets forth in summary form the compensation received by our Chief Executive Officer for the fiscal year ended December 31, 2020:

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total

A. Stone Douglass	2020	__	__	__	__	__	__	__

(1)	The dollar value of base salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of all stock awarded during the periods covered by the table is calculated according to ASC 718-10-30-3 which represented the grant date fair value.
(4)	The fair value of all stock options granted during the periods covered by the table are calculated on the grant date in accordance with ASC 718-10-30-3 which represented the grant date fair value.
(5)	The dollar value of cash earned under the short-term incentive plan.
(6)	All other compensation that could not be properly reported in any other column.

Since our inception, we have not compensated any person for acting as a director.

The following shows the amount we expect to pay to Mr. Douglass and the amount of time Mr. Douglass expects to devote to our business during the year ending December 31, 2021.

	Projected Monthly	Percent of Time to Be
Name	Compensation	Devoted to our Business

A. Stone Douglass	$15,000	80%

16

PRINCIPAL SHAREHOLDERS

The following table provides information with respect to the expected beneficial ownership of our common stock, following the distribution of our shares in connection with the Spin-Off, of (i) each person or entity that we believe, based on the assumptions described below, will be a beneficial owner of more than 5% of our outstanding common stock following the Spin-Off, (ii) each executive officer and director and (iii) all our directors and executive officers as a group.  We based the share amounts on (i) an estimated 10,000,000 shares of our common stock (subject to change prior to the record date of the Spin-Off) being issued in the Spin-Off, (ii) each person or entity’s beneficial ownership of FWAV's common stock as of the date of this prospectus and (iii) each person or entities beneficial ownership of our shares prior to the Spin-Off. The actual number of shares of our common stock outstanding following the Spin-Off will depend on the actual number of shares of FWAV common stock outstanding on the record date.

To the extent our directors and officers own FWAV common stock at the time of the Spin-Off, they will participate in the Spin-Off on the same terms as other shareholders of FWAV stock. Each owner has sole voting and investment power over their shares of common stock.

Name and Address of Beneficial Owner	Shares Owned	Percent of Outstanding Shares

A. Stone Douglass 1313 Torrey Pines Road La Jolla, CA 92037	2,000,000	3.5%

On March 9, 2021, we issued 10,000,000 shares of our common stock to Fourth Wave Energy, Inc. in consideration for the transfer to us of all rights to the GSP system. As stated in the "Spin-Off" section below, Fourth Wave will distribute one share of our common stock for each four outstanding shares of Fourth Wave's common stock on a record date to be set in the future.

Shares received by Mr. Douglass as a result of the Spin-Off will be considered “control securities.” In general, under Rule 144 as currently in effect, a person who beneficially owns control securities may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of our common stock; or (ii) the average weekly reported trading volume in our common stock during the four calendar weeks preceding the sale. Sales under Rule 144 by the foregoing persons will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may only be made through unsolicited brokers’ transactions.

Between January and the date of this prospectus, we sold 31,900,000 shares of its common stock to a group of private investors for $0.0001 per share. A. Stone Douglass, our sole officer and director, purchased 2,000,000 of these shares.

THE SPIN-OFF

In January 2021, FWAV announced its intention to spin-off the shares it owns in our Company to its shareholders. The Spin-Off is subject to certain customary conditions, including the approval of our registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part.

Approximately 10,000,000 shares of our common stock (subject to change prior to the record date of the Spin-Off) will be distributed pro rata to the shareholders of FWAV as a result of the Spin-Off. You will receive one share of our common stock for each four shares of FWAV you own as of the record date. Fractional shares of common stock will be distributed in connection with the Spin-Off except for shareholders who hold stock in "street name" at Depository Trust Company (since Depository Trust Company does not accept fractional shares). As of the date of this prospectus, approximately ___ shareholders hold their shares at Depository Trust Company and will receive cash in lieu of fractional shares. We expect to pay these shareholders $___ for each fractional share they would otherwise own, or approximately $___ in total. We will use our own cash to pay this amount.

Shareholders of record of FWAV who own less than four shares of FWAV's common stock on the record date for the Spin-Off will receive one tenth of a fractional share (0.10) of our common stock.

The exact number of shares to be distributed to the shareholders of FWAV will depend on the number of FWAV's outstanding shares on the record date for the Spin-Off.

No shareholder of FWAV will be required to make any payment, exchange any shares or to take any other action in order to receive our shares.

The record date for the Spin-Off of our shares is [______], 2021. After the record date, FWAV’s shares will trade "ex-dividend,” meaning that persons who buy FWAV’s common shares after the ex-dividend date are not entitled to participate in the Spin-Off.

17

The shares of our common stock to be distributed in the Spin-Off will be delivered to Empire Stock Transfer, Inc., our transfer agent, on the record date. The distribution of our shares to the shareholders of FWAV will be made within 10 days following the record date. If you hold your FWAV common shares in a brokerage account, your shares of our common stock will be credited to that account. If you hold FWAV shares in a certificated form, a certificate for your shares will be sent to you. If you hold your shares in “book entry form” (i.e. a shareholder does not receive a certificate, rather, our transfer agent keeps a record of your shares), your shares will be held by Empire Stock Transfer in book entry form. While in book entry form your shares can be transferred electronically to your broker. You can also request Empire Stock Transfer to issue you a certificate for your shares.

Market for our Common Stock

There is currently no public market for our common stock. We do not expect a market for our common shares to develop until after the Spin-Off. Initially, our shares will not qualify for trading on any national or regional stock exchange or on the Nasdaq Stock Market. We will attempt to have one or more brokers agree to serve as market-makers and quote our shares on the over-the-counter market maintained by the OTC Market Group. If a public trading market develops for our common stock, of which there can be no assurance, we cannot ensure that an active trading market will be available to you. Many factors will influence the market price of our common stock, including the depth and liquidity of the market which develops investor perception of our business and growth prospects and general market conditions. The Company does not intend to register its common stock under the Securities Exchange Act of 1934. As a result, the Company may not be able to list its common stock on certain platforms maintained by the OTC Markets Group, Inc.

Tax Consequences of the Spin-Off

In connection with the Spin-Off we expect that each U.S. Holder who receives our common stock in the Spin-Off would generally be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which would generally result in:

•	a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of FWAV’s current and accumulated earnings and profits; and

•	a reduction in the U.S. Holder’s basis (but not below zero) in the holder’s FWAV common stock to the extent the amount received exceeds the holder’s share of FWAV’s earnings and profits.

U.S. Holders that have acquired different blocks of FWAV common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, stock distributed with respect to such blocks of FWAV common stock.

The foregoing does not address any U.S. state or local or foreign tax consequences of the Spin-Off.

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel regarding the tax consequences of the Spin-Off under U.S. tax laws. As a result, the foregoing is not binding on the Internal Revenue Service or the courts, and we cannot assure you that the IRS or a court will not take a contrary position.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

18

Warrants

As of the date of this prospectus we had 1,287,500 outstanding warrants. The warrants were sold between January 1, 2021 and July 14, 2021 in a private offering. Each warrant allows the holder to purchase one share of our common stock at a price of $2.00 per share.

Our warrants expire on December 31, 2024. However, in the event (i) the average closing price of our common stock exceeds $3.00 for ten consecutive trading days, (ii) the average daily trading volume of the common stock during such 10-day period exceeds 100,000 shares, and (iii) the shares of common stock underlying the warrants are then the subject of an effective Registration Statement, the Company may upon ten days written notice accelerate the expiration date of the warrants to a date which is at least ten days after the date of the notice.

Other provisions of the warrants are set forth below.

1.       The warrants are restricted securities and any shares issuable upon the exercise of the warrants, unless the shares are registered, will also be restricted securities.

2.       Unless exercised within the time provided for exercise, the warrants will automatically expire.

3.       The exercise price of the warrants may not be increased during the term of the warrants, but the exercise price may be decreased at the discretion of the Company’s Board of Directors by giving each warrant holder notice of such decrease. The exercise period for the warrants may be extended by the Company’s Board of Directors giving notice of such extension to each warrant holder of record.

4.       There is no minimum number of shares which must be purchased upon exercise of the warrants.

5.        The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock split, stock dividend, reclassification, capital reorganization or merger.

6.       The holders of the warrants have no voting power and are not entitled to dividends. In the event of the liquidation or dissolution of the Company, holders of the warrants will not be entitled to participate in the distribution of the Company’s assets.

Preferred Stock

The Company’s Articles of Incorporation currently authorize the issuance of 20,000,000 shares of preferred stock. The Company’s directors have the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by the Company’s board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future.

Although the Company presently has no commitments or contracts to issue any shares of preferred stock, authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of the Company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of the Company’s common stock.

As of the date of this prospectus, no preferred shares were outstanding.

Transfer Agent

Empire Stock Transfer

1859 Whitney Mesa Drive

Henderson, NV 89014

(702) 818-5898

19

LEGAL MATTERS

Hart and Hart, LLC of Denver, Colorado has passed upon the validity of our common stock to be distributed by FWAV.

EXPERTS

Our financial statements as of December 31, 2020 and for the period then ended have been audited by Malone Bailey, LLP, our independent registered public accounting firm, as set forth in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION

The Company’s Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company’ who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

20

Financial Statements

F-1

GeoSolar Technologies, Inc.

Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash	$134,065	$1,100
Total current assets	134,065	1,100

Total assets	$134,065	$1,100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,411	$–
Accrued expenses	379,850	–
Related party advances	100	100
Advances	–	6,000
Total current liabilities	382,361	6,100
Total liabilities	382,361	6,100

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	–	–
Common stock, $0.0001 par value, 200,000,000 shares authorized, 27,015,000 and 0 shares issued and outstanding, respectively	2,702	–
Additional paid in capital	1,516,301	–
Accumulated deficit	(1,767,299)	(5,000)
Total stockholders' equity (deficit)	(248,296)	(5,000)
Total liabilities and stockholders' equity	$134,065	$1,100

The accompanying notes are an integral part of these unaudited financial statements.

F-2

GeoSolar Technologies, Inc.

Statement of Operations

For the three months ended March 31, 2021

(Unaudited)

Three months ended
March 31, 2021

Operating expenses:
General and administrative	$1,739,408
Research and development	22,891

Total operating expenses	1,762,299

Net loss	$(1,762,299)

Net loss per common share:
Basic and diluted	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	14,391,685

The accompanying notes are an integral part of these unaudited financial statements.

F-3

GeoSolar Technologies, Inc.

Statement of Changes in Stockholders’ Equity (Deficit)

For the three months ended March 31, 2021

(Unaudited)

	Common Stock		Additional	Accumulated
	Shares	Amount	paid-in capital	Deficit	Total

Balance, December 31, 2020	–	$–	$–	$(5,000)	$(5,000)

Founder shares issued for cash	7,525,000	752	–	–	752

Common shares issued to Fourth Wave Energy, Inc.	10,000,000	1,000	–	–	1,000

Common shares issued to Fourth Wave Energy, Inc.	7,615,000	762	1,141,489	–	1,142,251

Units issued for cash	1,875,000	188	374,812	–	375,000

Net loss	–	–	–	(1,762,299)	(1,762,299)

Balance, March 31, 2021	27,015,000	$2,702	$1,516,301	$(1,767,299)	$(248,296)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

GeoSolar Technologies, Inc.

Statement of Cash Flows

For the three months ended March 31, 2021

(Unaudited)

Three months ended
March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,762,299)
Adjustment to reconcile net loss to cash used in operating activities:
Stock based compensation	1,142,489
Net change in:
Accounts payable	2,411
Accrued expenses	379,850

CASH FLOWS USED IN OPERATING ACTIVITIES	(237,549)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of advances	(6,000)
Proceeds from issuance of common stock and warrants	376,514

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	370,514

NET CHANGE IN CASH	132,965
Cash, beginning of period	1,100
Cash, end of period	$134,065

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$–
Cash paid for income taxes	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-5

GeoSolar Technologies, Inc.

Notes to the Financial Statements

(Unaudited)

Note 1. Basis of Presentation

The accompanying unaudited interim financial statements of GeoSolar Technologies, Inc. (“we”, “our”, “GeoSolar” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2020, as reported in the Form S-1 of the Company, have been omitted.

On March 9, 2021, Fourth Wave Energy, Inc. (“Fourth Wave”) sold the GeoSolar Plus System (the “GSP system”) to us for 10,000,000 shares of our common stock and the assumption of $379,850 in liabilities associated with consulting agreements previously signed by Fourth Wave.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of common stock and stock based compensation.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rate.

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Reclassification

Certain reclassifications may have been made to our prior year’s financial statements to conform to our current year presentation. These reclassifications had no effect on our previously reported results of operations or accumulated deficit.

Note 2. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At March 31, 2021, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

F-6

Note 3. Related Party Transactions

During the period of December 2, 2020 (inception) through December 31, 2020, the Company’s sole director advanced the Company $100. The advance is unsecured, non-interest bearing and is payable on demand. As of March 31, 2021 and December 31, 2020, the advances related party totaled $100.

Note 4. Advances

During the period of December 2, 2020 (inception) through December 31, 2020, the Company received advances of $6,000 from an investor to pay operating expenses. The advance is unsecured, non-interest bearing and payable on demand. During the three months ended March 31, 2021, the Company repaid $6,000 in advances. As of March 31, 2021 and December 31, 2020, the advances totaled $0 and $6,000, respectively.

Note 5. Equity

The Company is currently authorized to issue up to 200,000,000 shares of common stock with a par value of $0.0001. In addition, the Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $0.0001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

During the three months ended March 31, 2021, the Company issued 7,525,000 shares of our common stock to founders at par value of $0.0001   per share. The Company received proceeds of $752 related to the issuance of shares.

During the three months ended March 31, 2021, the Company issued 10,000,000 shares of our common stock to Fourth Wave related to the transfer of their technology   at par value of $0.0001 per share. This transaction was contemplated at the founding of our Company and valued at $0.0001 which was the same price the founders paid for common stock. As a result of this transaction, Fourth Wave is a significant shareholder of the Company.

During the three months ended March 31, 2021, the Company issued 7,615,000 shares of our common stock valued at $0.15 per share and received proceeds of $762. Based on the estimated fair value using the cash selling price at the time of issuance, the Company recognized an expense of $1,141,489 related to the issuance of shares.

During the three months ended March 31, 2021, the Company sold 18.75 Units at a price of $20,000 per Unit to a group of private investors for proceeds of $375,000. Each Unit consists of 100,000 shares of our common stock and 50,000 warrants.   Each warrant allows the holder to purchase one share of our common stock at a price of $2.00 per share at any time on or before December 31, 2024.

Stock Warrants

The following table summarizes the stock warrant activity for the three months ended March 31, 2021:

		Weighted Average
	Number of Options	Exercise Price Per Share
Outstanding at December 31, 2020	–	$–
Granted	937,500	2.00
Exercised	–	–
Forfeited and expired	–	–
Outstanding at March 31, 2021	937,500	$2.00

As of March 31, 2021, all outstanding warrants are exercisable and have a weighted average remaining term of 3.76 years. There was no intrinsic value of the outstanding warrants as of March 31, 2021.

F-7

Note 6. Commitments and Contingencies

On January 5, 2021, the Company entered into an employment agreement with Mr. Stone Douglass pursuant to which Mr. Douglass agreed to serve as Chief Executive Officer commencing on January 1, 2021, for an initial term of three years. The term will be extended automatically for one year on January 1, 2024 and each annual anniversary thereof (the “Extension Date”) unless, and until, at least ninety days prior to the applicable Extension Date either Mr. Douglass or the Company provides written notice to the other party that the employment agreement is not to be extended (the later of January 1, 2024 or the last date to which the term is extended will be the end of the term). Mr. Douglass will receive a base annual salary of $180,000.

During the three months ended March 31, 2021, the Company assumed $379,850 of liabilities associated with consulting agreements to various employees and consultants.

Note 7. Subsequent Events

In April and May 2021, we used 16,760,000 shares of its common stock valued at $0.15 per share. The Company received proceeds of $1,676 and recognized an expense of $2,512,324 related to the issuance of shares.

Between Apri1 2021 and the date of this filing, we sold 7.00 Units at a price of $20,000 per Unit for proceeds of $140,000.  Each Unit consists of 100,000 shares of our common stock and 50,000 warrants. Each warrant allows the holder to purchase one share of our common stock at a price of $2.00 per share at any time on or before December 31, 2024.

Between May 2021 and the date of this filing, the Company hired four employees and awarded a total of 5,500,000 stock options with a ten-year term and vest proportionally over a three year period. The stock options are subject to approval by the board of directors but are expected to have an exercise price of $0.15 per share.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

GeoSolar Technologies, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GeoSolar Technologies (the “Company”) as of December 31, 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the period from December 2, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from December 2, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2021.

Houston, Texas

May 7, 2021

F-9

GeoSolar Technologies, Inc.

Balance Sheet

December 31, 2020

ASSETS
Current assets:
Cash	$1,100
Total current assets	1,100

Total assets	$1,100

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Related party advances	$100
Advances	6,000
Total current liabilities	6,100
Total liabilities	6,100

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	–
Common stock, $0.0001 par value, 200,000,000 shares authorized, 0 shares issued and outstanding	–
Accumulated deficit	(5,000)
Total stockholders' deficit	(5,000)
Total liabilities and stockholders' deficit	$1,100

The accompanying notes are an integral part of these financial statements.

F-10

GeoSolar Technologies, Inc.

Statement of Operations

For the Period from December 2, 2020 (inception) through December 31, 2020

Operating expenses:
General and administrative	$5,000

Total operating expenses	(5,000)

Net loss	$(5,000)

Net loss per common share:
Basic and diluted	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	–

The accompanying notes are an integral part of these financial statements.

F-11

GeoSolar Technologies, Inc.

Statement of Changes in Stockholders’ Deficit

For the Period from December 2, 2020 (inception) through December 31, 2020

	Common Stock		Additional	Accumulated
	Shares	Amount	paid-in capital	Deficit	Total

Balance, December 2, 2020 (inception)	–	$–	$–	$–	$–

Net loss	–	–	–	(5,000)	(5,000)

Balance, December 31, 2020	–	$–	$–	$(5,000)	$(5,000)

The accompanying notes are an integral part of these financial statements.

F-12

GeoSolar Technologies, Inc.

Statement of Cash Flows

For the Period from December 2, 2020 (inception) through December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,000)

CASH FLOWS USED IN OPERATING ACTIVITIES	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances	6,000
Advances from related party	100

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,100

NET CHANGE IN CASH	1,100
Cash, beginning of period	–
Cash, end of period	$1,100

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$–
Cash paid for income taxes	$–

The accompanying notes are an integral part of these financial statements.

F-13

GeoSolar Technologies, Inc.

Notes to the Financial Statements

For the Period from December 2, 2020 (inception) through December 31, 2020

Note 1. Basis of Presentation

GeoSolar Technologies, Inc. (the “Company”) was incorporated in Colorado on December 2, 2020.  The Company was formed with the intention that Fourth Wave Energy, Inc. would distribute shares of the Company's common stock that it may acquire to the shareholders of Fourth Wave.

Note 2. Summary of Significant Accounting Policies

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Basis of Presentation

The basis of accounting applied is United States generally accepted accounting principles (US GAAP).

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes.  Under the assets and liability method deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

As of December 31, 2020 the Company had a net operating loss of $5,000 which will be carried forward to future periods. A full valuation allowance is reflected to offset the deferred tax asset as of December 31, 2020.

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the period from December 2, 2020 (inception) to December 31, 2020, reflected in the accompanying statement of operations. There were no dilutive shares outstanding during the period from December 2, 2020 (inception) through December 31, 2020.

F-14

Recent Accounting Pronouncements

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2020, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 4. Related Party Transactions

During the period of December 2, 2020 (inception) through December 31, 2020, the Company’s sole director advanced the Company $100. The advance is unsecured, non-interest bearing and is payable on demand. As of December 31, 2020, the advances related party totaled $100.

Note 5. Advances

During the period of December 2, 2020 (inception) through December 31, 2020, the Company received advances of $6,000 from a potential investor to pay operating expenses. The advance is unsecured, non-interest bearing and payable on demand. As of December 31, 2020, the advances totaled $6,000.

Note 6. Equity

The Company is currently authorized to issue up to 200,000,000 shares of common stock with a par value of $0.0001. In addition, the Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $0.0001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

Note 7. Subsequent Events

Subsequent to December 31, 2020, the Company sold 31,900,000 shares of its common stock to a group of private investors for $0.0001 per share.

Subsequent to December 31, 2020, the Company sold 19.25 Units at a price of $20,000 per Unit. Each Unit consisted of 100,000 shares of the Company's common stock and 50,000 warrants. Each warrant allows the holder to purchase one share of the Company's common stock at a price of $2.00 per share at any time on or before December 31, 2024.

On March 9, 2021 the Company issued 10,000,000 shares of its common stock to Fourth Wave Energy, Inc. in consideration for the transfer to the Company of all rights to the GSP system. Fourth Wave will distribute one share of the Company's common stock for each four outstanding shares of Fourth Wave's common stock on a record date to be set in the future. The Company also assumed all liabilities (approximately $385,000) associated with consulting agreements previously signed by FWAV.

F-15

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$11
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Miscellaneous Expenses	4,989
Total*	$50,000

* All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

The Colorado Business Corporation Act and the Company’s articles of Incorporation and Bylaws provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Note
Reference

Between January 1, 2021 and the date of this prospectus, the Company sold 31,900,000 shares of its common stock to 70 private investors for $0.0001 per share.	A.

Between January 1, 2021 and the date of this prospectus, the Company sold 25.75 Units at a price of $20,000 per Unit to 19 private investors. Each Unit consisted of 100,000 shares of the Company's common stock and 50,000 warrants. Each warrant allows the holder to purchase one share of the Company's common stock at a price of $2.00 per share at any time on or before December 31, 2024.	B.

On March 9, 2021 the Company issued 10,000,000 shares of its common stock to Fourth Wave Energy, Inc. in consideration for the transfer to the Company of all rights to the GSP system. Fourth Wave will distribute one share of the Company's common stock for each four outstanding shares of Fourth Wave's common stock on a record date to be set in the future.	B.

II-1

A.	The Company relied upon the exemption provided by Rule 504 of the Securities and Exchange Commission in connection with the sale of these shares. There was no general solicitation in connection with the sale of these shares. The persons who acquired these securities acquired them for their own accounts. The securities cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid in connection with the sale of these securities.

B.	The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s operations. There was no general solicitation in connection with the sale of these securities. The persons who acquired these securities acquired them for their own accounts. The securities cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid in connection with the sale of these securities.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with or incorporated by referenced in this report:

Item No.	Description
3.1 *	Articles of Incorporation
3.2 *	Bylaws of the Company
3.3 *	Form of Warrant sold to private investors
3.4 *	Equity Incentive Plan
5*	Opinion of Counsel
10.1 *	Separation Agreement with Fourth Wave Energy, Inc.
23.2*	Consent of Malone Bailey, LLP

__________________

*Filed with Amendment 1 to this Registration Statement

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section l0 (a)(3) of the Securities Act:

ii.	To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-2

2)	That, for the purpose of determining any liability under the Securities Act of 1933 (the “Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of La Jolla, State of California, on August 6, 2021.

GEOSOLAR TECHNOLOGIES, INC.

/s/ A. Stone Douglass
By: A. Stone Douglass, Chief Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Stone Douglass	Chief Executive, Financial, and Accounting Officer and a Director	August 6, 2021

II-5